AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________________, 1999
                    REGISTRATION NO. 333-____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                             FIRST M & F CORPORATION
             (Exact name of registrant as specified in its charter)

          Mississippi                            64-0636653
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

                                221 E. Washington
                            Kosciusko, MS 39090-3745
                                 (601) 289-5121
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    -----------------------------------------

                             FIRST M & F CORPORATION
                                STOCK OPTION PLAN
                            (Full title of the Plan)

                               HUGH S. POTTS, JR.
                      Chairman and Chief Executive Officer
                             FIRST M & F CORPORATION
                                221 E. Washington
                            Kosciusko, MS 39090-3745
                                 (601) 289-5121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
   Lloyd V. Crawford, Esq.             Craig N. Landrum, Esq.
   6060 Poplar Avenue, Suite 276       Watkins Ludlam Winter & Stennis, P.A.
   Memphis, TN 38119                   Post Office Box 427
                                       Jackson, MS 39205-0427


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

  Title of
each class of                   Proposed Maximum  Proposed Maximum    Amount of
securities to     Amount to be   Offering Price       Aggregate     Registration
be registered     Registered(1)   Per Share(2)    Offering Price(2)     Fee(2)
----------------- ------------- ---------------- ------------------ ------------

Common Stock
($5.00 Par Value)   200,000          $31.50          $6,300,000       $1,751.40

--------------------------------------------------------------------------------

(1) This registration statement covers, in addition to the number of shares of Common Stock stated above, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h). Based on the average of the high and low prices, as reported by NASDAQ, as of April 14, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART 11

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

     (c) The descriptions of the common stock of the Company contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.  The class of securities to be offered is registered  under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable. No expert or counsel has or will receive a contingent fee or a substantial interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles provide for indemnification to the fullest extent allowed by law. The Articles of the Company provide in Article Eleven certain provisions regarding the extent to which the Company will provide indemnification of and advancement of expenses to its Directors, officers, employees and agents as well as persons serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise (collectively referred to as "Eligible Persons").

     The Company's Bylaws currently contain a provision requiring the Company to indemnify any Director, officer, employee or agent who is made a party or threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonably incurred expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, but only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in criminal actions, he had no reasonable cause to believe his conduct was unlawful.

     Unless limited by its Articles of Incorporation the Mississippi BCA mandates that First M&F indemnify any Director who is successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding (the "Mandatory Provision"). The Mississippi BCA permits the Company to indemnify a Director who is made a party to a proceeding against liability (including reasonable expenses) incurred in connection with such proceeding provided (1) the Director's conduct was in good faith, (2) in the case of conduct in his official capacity, the Director reasonably believed his conduct was in the best interests of the Company , (3) in the case of conduct not in his official capacity, the Director reasonably believed his conduct was not opposed to the best interests of the Company, (4) in the case of any criminal proceeding, the Director had no reasonable cause to believe that his conduct was unlawful, (5) in the case of claims by or in the right of the Company, the Director is not adjudged liable to the Company, and (6) in the case of third-party claims, the Director is not adjudged liable on the basis that he derived an improper personal benefit (the "Permissive Provision"). Statutory indemnification is permitted under the Permissive Provision, however, only if indemnification is authorized in a specific case after a determination is made by the Board of Directors (by majority vote of a quorum consisting of directors not at the time parties to the proceeding), by a majority of a special committee of disinterested directors (if such quorum of directors is unobtainable), by special legal counsel or by the shareholders (a "Disinterested Party"), that the director has met the applicable standard of conduct. The Mississippi BCA also provides that unless the Company's Articles of Incorporation provide otherwise, a court may order indemnification of a director even if it finds he has not met the applicable standard of conduct, or in the case of third-party claims, involving action where the director acted within or without of his official capacity, the director is adjudged liable on the basis that he derived an improper personal benefit, the director was adjudged liable to the Company in a proceeding by or in the right of the Company, if the court determines that the director is reasonably entitled to indemnification in view of all the relevant circumstances; provide, however, that if the director was adjudged liable to the Company, his indemnification is limited to reasonable expenses. The Mississippi BCA permits the Company to pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding, provided the director affirms that he reasonably believes he has met the applicable standard of conduct, the director agrees to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and a determination is made by a Disinterested Party that the facts then known to the person(s) making the determination would not preclude indemnification. The Mississippi BCA also permits the Company to indemnify officers, employees and agents of the Company to the same extent permitted for directors. Finally, the Mississippi BCA allows indemnification beyond the scope of the Amended and Restated Mandatory and Permissive Provisions.

     Article Eleven of the Company's Articles of Incorporation does not limit the applicability of the indemnification provisions contained in the Mississippi BCA and, as permitted by the Mississippi BCA, requires the Company to indemnify Eligible Persons beyond the scope of such provisions. The Company must indemnify an Eligible Person, despite the fact that such person has not met the standard of conduct set forth in the Permissive Provision or would be disqualified for indemnification under the Permissive Provision because such person was either found liable to the Company in a suit brought by or in the right of the Company or was found liable in a third-party action on the basis that he received an improper personal benefit, if a determination is made by a Disinterested Party, or a court, that the act or omissions of the person seeking indemnification did not constitute gross negligence or willful misconduct. Article Eleven also provides for mandatory advancement of reasonable expenses to a person seeking indemnification, without an affirmation by such person that he believes he has met the applicable standard of conduct, as long as he agrees to repay the advance if it is ultimately determined that he has not met the standard of conduct and a Disinterested Party determines that the facts then known to such Disinterest Party would not preclude indemnification.

     Article Eleven further provides that no amendment or repeal of its provisions maybe applied retroactively with respect to any event that occurred prior to such amendment or appeal. The effect of such provision is that the protection of Article Eleven may not be taken away or diminished by an amendment in the event of a change in control of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or other qualified persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is thereby unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable. No restricted securities are to be reoffered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

     4.1  First M & F Corporation Stock Option Plan.

     4.2 Articles of Incorporation and Amendments thereto of First M & F Corporation*

     4.3  Bylaws and Amendments thereto of First M & F Corporation*

     5    Opinion of Watkins Ludlam Winter & Stennis, P.A.

     23.1 Consent of Shearer Taylor & Co., P.A., independent public accountants.

     23.2 Consent of Watkins Ludlam Winter & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.
     24 Power of Attorney of First M & F Corporation (included on signature page).

(*) These documents were filed as Exhibits 3(a), and 3(b) respectively, on Form S-1 (File No. 33-08751) filed with the Commission on September 15, 1986, and are hereby specifically incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kosciusko, State of Mississippi, on April 19, 1999.

                                   FIRST M & F CORPORATION


                                   BY: /s/ Hugh S. Potts, Jr.
                                      ------------------------------------------
                                        Hugh S. Potts, Jr.
                                        Chairman & CEO

     Each of the directors of the registrant and each other person whose signature appears below, by his execution hereof, authorizes Hugh S. Potts, Jr. to act as his attorney in fact to sign, in his behalf individually and in each capacity stated below, and file all amendments and post-effective amendments to, the Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other applicable governmental/regulatory agencies, hereby ratifying and confirming all that Hugh S. Potts, Jr. or his substitute or substitutes, may do or cause to be done by virtue hereof, and the Registrant hereby confers like authority to sign and file on its behalf.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                         DATE

/s/ Hugh S. Potts, Jr.
--------------------------     Chairman & CEO, Director      April 19, 1999
Hugh S. Potts, Jr.

/s/ Scott M. Wiggers
--------------------------     President and Bond Officer,   April 19, 1999
Scott M. Wiggers               Director

/s/ R. Dale McBride
--------------------------    President, Merchants &         April 19, 1999
R. Dale McBride               Farmers Bank-Durant Branch;
                              Director

/s/ Jon A. Crocker
--------------------------    Chairman, Merchants &          April 19, 1999
Jon A. Crocker                Farmers Bank; Director

/s/ Fred A. Bell
--------------------------    Director                       April 19, 1999
Fred A. Bell

/s/ Charles T. England
--------------------------    Director                       April 19, 1999
Charles T. England

/s/ Toxey Hall, III
--------------------------    Director                       April 19, 1999
Toxey Hall, III

/s/ Barbara K. Hammond
--------------------------    Director                       April 19, 1999
Barbara K. Hammond

/s/ J. Marlin Ivey
--------------------------    Director                       April 19, 1999
J. Marlin Ivey

/s/ Joe Ivey
--------------------------    Director                       April 19, 1999
Joe Ivey

/s/ Susan Potts McCaffery
--------------------------    Director                       April 19, 1999
Susan Potts McCaffery

/s/ Otho E. Pettit, Jr.
--------------------------    Director                       April 19, 1999
Otho E. Pettit, Jr

/s/ Charles W. Ritter, Jr.
--------------------------    Director                       April 19, 1999
Charles W. Ritter, Jr

/s/ W. C. Shoemaker
--------------------------    Director                       April 19, 1999
W. C. Shoemaker

/s/ Edward G. Woodard
--------------------------    Director                       April 19, 1999
Edward G. Woodard